UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

Vu1 CORPORATION

(Exact Name of Registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

557 Roy Street Suite 125 Seattle, WA 98109
(Address of principal executive offices)

(888) 985-8881
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2009 Sendio s.r.o. (“Sendio”), a wholly owned subsidiary of Vu1 Corporation (“Vu1”), executed a new lease agreement (the “New Lease Agreement”) for its existing office and manufacturing facilities in the Czech Republic.

As previously disclosed, effective December 9, 2008 and amended March 3, 2009, Sendio entered into a purchase agreement (the “Purchase Agreement”) with Milan Gottwald (“Gottwald”), an individual, for certain land and buildings (principally office and manufacturing facilities) located in the city of Olomouc in the Czech Republic that Sendio rented from Gottwald pursuant to the prior lease agreement (the “Prior Lease Agreement”) entered into on May 28, 2008 and which terminated by its terms on June 30, 2009.  Sendio and Gottwald agreed to a one month extensions of the Prior Lease Agreement pursuant to negotiations and Sendio paid CZK 722,556 for rent payments and CZK 645,834 for escrow payments related to the building purchase for the each of the five months of July to November, 2009.

The New Lease Agreement commenced on December 1, 2009 and specifies annual rent of CZK 13,365,000 plus applicable VAT taxes (CZK 1,113,750 per month), less amounts paid by existing tenants in the building.  The present rent is CZK 719,556 per month after offset of the amounts paid by existing tenants and will increase should the existing tenants vacate the premises by the amount paid by the vacating tenant.  The New Lease Agreement expires on June 30, 2011. Sendio is responsible for utilities, maintenance and certain other costs as defined in the lease.

In addition on December 2, 2009 Sendio executed an amendment to the purchase agreement (“Amendment No. 2”) for the facilities.  Under Amendment No. 2, Sendio agreed to payments of the remaining purchase price of CZK 170,770,830 as follows:

•	Payment of CZK 2,167,668 to Gottwald’s escrow account related to the purchase of the building. This payment was made by Sendio.

•
Payments totaling CZK 12,270,846 payable in 19 monthly installments beginning December 1, 2009 of CZK 645,834 through June 30, 2011 into the escrow account.  The first installment of 645,834 was made by Sendio in December 2009.  If any required installment is not made timely as defined in the agreement, Gottwald is entitled to claim a contractual fine of 60% per year on the past-due amount.

•
Payment of the remaining purchase price of CZK 156,332,316 into the escrow account on or prior to June 30, 2011.  If any required installment is not made timely as defined in the agreement, Gottwald is entitled to claim a contractual fine of 36% per year on the past-due amount.

Amendment No. 2 also specifies that Gottwald has the right to withdraw from the purchase agreement and impose contractual fines in the aggregate amount of up to CZK 26,000,000 in the event that Sendio does not make any installment payment timely.  Gottwald has the right to collect these from amounts deposited in escrow.

Under the Amendment No. 2, Gottwald specifically waived any claims for contractual penalties, damages or other costs arising out of any defaults by Sendio under the purchase agreement occurring prior to November 30, 2009.  However, in the event of future breaches or claims under the purchase agreement by Sendio, Amendment No. 2 provides that Gottwald may be able to claim contractual penalties of CZK 17,500,000 for defaults prior to June 30, 2009.

Vu1 Corporation has previously guaranteed payment by Sendio of up to a maximum of CZK 13,500,000 under the purchase agreement.

This summary of terms of the Lease Agreement and Amendment No. 2 is qualified in its entirety to Exhibits 10.1 and 10.2 attached to this Form 8-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits:

Exhibit Number	Description

10.1	Tenancy Agreement between Sendio s.r.o. and Milan Gottwald, dated December 2, 2009
10.2	Amendment No. 2 to the Purchase Agreement dated November 25, 2008 dated December 2, 2009 between Sendio s.r.o. and Milan Gottwald

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vu1 Corporation

Date: December 28, 2009	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer